UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 5, 2019

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

As disclosed in this Current Report on Form 8-K filed by Genprex, Inc. (the “Company”), effective June 10, 2019, John N. Bonfiglio, PhD resigned from the Company’s board of directors (the “Board”). Dr. Bonfiglio’s resignation as a member of the Board also constituted his resignation as a member of the audit committee of the board (the “Audit Committee”). As a result of Dr. Bonfiglio’s resignation, the composition of the Audit Committee was reduced from three members to two members.

Following the resignation of Dr. Bonfiglio as a director of the Company and member of the Audit Committee, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be composed of at least three independent directors.

On June 10, 2019, the Company notified The Nasdaq Stock Market, Inc. that it was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A) as a result of the vacancy on the Board caused by Dr. Bonfiglio resigning from the Board and the Audit Committee effective June 10, 2019.

Nasdaq Listing Rule 5605(c)(2)(A) requires the Audit Committee to have at least three independent members (as defined by Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934), at least one of whom is an audit committee financial expert.  Dr. Bonfiglio was one of the three independent directors on the Audit Committee. David E. Friedman, an independent member of the Board and the Chair of the Audit Committee, is the Audit Committee financial expert for purposes of, and in accordance with, Nasdaq and Securities and Exchange Commission rules.

The Nasdaq Listing Rules provide for a cure period during which the Company may regain compliance with Nasdaq Listing Rule 5605(c)(2)(A). Under Nasdaq Listing Rule 5605(c)(4), the Company shall have until the earlier of its next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to comply with Nasdaq Listing Rule 5605(c)(2)(A); provided, however, that if the next annual meeting of stockholders occurs no later than 180 days following the event that caused the vacancy, the Company shall instead have 180 days from such event to regain compliance.

The Company intends to fill the vacancy on the Board and the Audit Committee and to cure all related non-compliance within the cure period provided under Nasdaq Listing Rule 5605(c)(4).

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On June 5, 2019, John N. Bonfiglio, PhD, notified the Company of his decision to resign as a member of the Board, effective as of June 10, 2019, the date of the Company’s 2019 Annual Meeting of Stockholders. At the time of Dr. Bonfiglio’s resignation, he was an independent director and member of the Audit Committee, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Dr. Bonfiglio’s resignation as a member of the Board also constitutes his resignation as a member of each of these committees. Dr. Bonfiglio’s resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Nominating and Corporate Governance Committee of the Board has initiated a search to identify qualified candidates to replace Dr. Bonfiglio as a director of the Company and member of the Audit Committee.

Item 5.07: Submission of Matters to a Vote of Security Holders.

On June 10, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 25, 2019, the record date for the Annual Meeting, 15,531,765 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 9,856,093 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 63.46% of the shares of common stock outstanding as of the record date for the Annual Meeting.

Proposal 1. Election of Director.

The Company’s stockholders elected the person listed below as a Class II Director, to serve until the Company’s 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert W. Pearson	6,297,799	49,456	3,508,838

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of Daszkal Bolton LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results are as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
9,490,443	272,695	92,955	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: June 11, 2019	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)